Exhibit 99.1

Footprint and Gores Holdings VIII, Inc. Mutually Agree to Terminate Business Combination Due to

Unfavorable Market Conditions

Gilbert, AZ and Los Angeles, CA – December 5, 2022 – Footprint, a global materials science technology company focused on creating a healthy planet, and Gores Holdings VIII, Inc. (“Gores Holdings VIII”) (Nasdaq: GIIXU, GIIX and GIIXW), today announced they have mutually agreed to terminate their previously announced Merger Agreement effective immediately. The termination of the Merger Agreement is the result of current unfavorable conditions in the public markets.

Don Thompson, Chairman of the Footprint Board, commented, “Footprint remains focused on delivering innovative and environmentally-friendly solutions for our customers. Despite the challenging financial market environment that has hindered our merger plans, we continue to make progress toward our vision of creating a healthier planet and healthier people by reducing the use of single-use and short-term plastics in the supply chain. We appreciate the tremendous support from Alec Gores and the team at Gores Holdings VIII throughout this process – they have been great partners to all of us at Footprint.”

Alec Gores, Chairman and CEO of The Gores Group and Chairman of Gores Holdings VIII said, “After careful thought and consideration, we mutually determined that this action is in the best interest of all parties at this time given current market conditions. Irrespective of this outcome, we feel optimistic about Footprint’s future as the company continues to demonstrate strong performance with continued record revenue growth and robust capacity expansion year-to-date. Don Thompson, Troy Swope and the entire Footprint team are clearly leaders in the market, producing and delivering innovative solutions to their customers across the globe. We continue to be very excited for what’s ahead for Footprint.”

Additional information about the termination of the Merger Agreement will be provided in a Current Report on Form 8-K to be filed by Gores Holdings VIII with the U.S. Securities and Exchange Commission and available at www.sec.gov.

About Footprint

Footprint has a clear vision to create a healthier planet and healthier people. Phase one of our mission is to provide solutions that eliminate single-use and short-term use plastics in our food chain. Footprint’s team of engineers use plant-based fiber technology to design, develop and manufacture biodegradable, compostable, and recyclable products that compete with plastic’s cost, and exceed its performance. Footprint is rapidly expanding into new categories with customized and patented solutions for customers. Footprint’s products have already led to a global redirection of millions of pounds of plastic waste from entering the air, earth, and water working with leading global consumer brands.

Footprint was founded in 2014 by former Intel engineers, Troy Swope and Yoke Chung. The company employs more than 2,700 employees, with operations in the U.S., Mexicali, Europe, and Asia. Footprint was named to the 2020 Fortune “Change the World” list in 2020, is a member of the World Economic Forum’s Global Innovators Community and was named a CNBC Disruptor 50 company in 2021.

For more information on Footprint’s sustainable solutions visit www.footprintus.com.

About Gores Holdings VIII, Inc.

Gores Holdings VIII (Nasdaq: GIIXU, GIIX and GIIXW) is a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, founded by Alec Gores. Gores Holdings VIII completed its initial public offering in March 2021, raising approximately $345 million in cash proceeds for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Gores Holdings VIII’s strategy is to identify, acquire and, after the initial business combination, to build a company in an industry or sector that complements the experience of its management team and can benefit from their operational expertise.

About The Gores Group LLC

Founded in 1987, The Gores Group is a global investment firm focused on partnering with differentiated businesses that can benefit from the firm’s extensive industry knowledge and decades long experience. To date, affiliates of The Gores Group have announced or closed ten business combinations representing approximately $58 billion in transaction value which include: Hostess (Gores Holdings, Inc.), Verra Mobility (Gores Holdings II, Inc.), PAE (Gores Holdings III, Inc.), Luminar (Gores Metropoulos, Inc.), United Wholesale Mortgage (Gores Holdings IV, Inc.), Ardagh Metal Packaging (Gores Holdings V, Inc.), Matterport (Gores Holdings VI, Inc.), Sonder (Gores Metropoulos II, Inc.) and Polestar (Gores Guggenheim). For more information, please visit www.gores.com.

Contacts

For inquiries regarding The Gores Group and affiliates:

Jennifer Kwon Chou

Managing Director

The Gores Group

+1 (310) 209-3010

jchou@gores.com

Cassandra Bujarski/Danya Al-Qattan/Kevin Siegel

FGS Global

GoresGroup-SVC@sardverb.com

For inquiries regarding Footprint:

Robert Dekker

VP Communications, Footprint

Robert.Dekker@footprintus.com

+1 (480) 209-1064

Laura Zilverberg

Allison + Partners

footprint@allisonpr.com

+1 (612) 240-4034

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Gores Holdings VIII’s views as of any subsequent date, and Gores Holdings VIII does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Gores Holdings VIII, including those set forth in the “Risk Factors” in Gores Holdings VIII’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent reports filed with the Securities and Exchange Commission (the “SEC”), from time to time. Copies of such filings are available on the SEC’s website, www.sec.gov. Gores Holdings VIII and its sponsor undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.